EXHIBIT 4.1


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS *. A COMPLETE, UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

Warrant No.:  MRK-01

Date of Issuance: July 15, 2005

                                GERON CORPORATION

                         COMMON STOCK WARRANT AGREEMENT

Geron Corporation (the "Company"), for the value received of one hundred dollars ($100) receipt of which is hereby acknowledged by the Company, hereby certifies that Merck & Co., Inc. (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company the number of shares of Common Stock of the Company that shall equal eighteen million dollars ($18,000,000) (the "Warrant Exercise Price") divided by the Purchase Price (as defined below), pursuant to the terms of this Common Stock Warrant Agreement ("Warrant"). The per share exercise price of this Warrant (the "Purchase Price") shall be the price per share equal to the price of the Common Stock sold in the Company's Next Financing. The "Next Financing" refers to the sale by the Company, after September 13, 2005 and prior to the second anniversary of the Date of Issuance, of its Common Stock in an underwritten public offering pursuant to an effective registration statement on Form S-3, or any similar form, under the Securities Act of 1933, as amended (the "Securities Act") wherein the total value of the underwritten public offering together with the Warrant Exercise Price is equal to or greater than fifty million dollars ($50,000,000). The shares of Common Stock of the Company purchasable upon exercise of this Warrant shall be subject to an effective registration statement on Form S-3, or any similar form, under the Securities Act and are hereinafter referred to as the "Warrant Stock."

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     1.    EXERCISE.

         (a)      TERM; MANDATORY EXERCISE.

                           (i) This Warrant shall be exercised, in whole, on the
date of the closing of the Next Financing (the "Exercise Date"). This Warrant (and the right to purchase securities upon exercise hereof) shall terminate immediately following the Exercise Date; provided, however, notwithstanding anything to the contrary, this Warrant shall terminate and the Registered Holder shall have no further obligation hereunder (i) *; or (ii) in the event of the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or in the event of an assignment of a substantial portion of the assets for the benefit of creditors by the Company. Furthermore, if the Next Financing does not occur within 24 months of the Date of Issuance of this Warrant, then this Warrant shall automatically without further action cease to be exercisable and shall become void and of no value.

                           (ii) In connection with and conditional upon the
closing of the Next Financing, the Registered Holder shall exercise this Warrant and surrender it to the Company together with payment of the full Warrant Exercise Price on the Exercise Date. Except as set forth in paragraph 1(a)(i) above, the obligations of the Registered Holder are absolute and unconditional, irrespective of any action or inaction by the Company to enforce the same, any waiver or consent with respect to any provision hereof, or any breach or alleged breach by the Company of any obligation to the Registered Holder or any violation or alleged violation of law by the Company, and irrespective of any other circumstance which might otherwise limit such obligation. Nothing herein shall limit the Company's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Registered Holder's failure to timely exercise this Warrant and surrender this Warrant to the Company on the Exercise Date.

         (b) MANNER OF EXERCISE. This Warrant may be exercised by the Registered Holder, in whole but not in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney-in-fact, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

         (c) EFFECTIVE TIME OF EXERCISE. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company, with payment of the applicable Purchase Price, as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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         (d) DELIVERY TO REGISTERED HOLDER. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled.

     2. TRANSFERABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without the prior consent of the Company and compliance with applicable federal and state securities laws.

     3. RESTRICTED SECURITIES; REPRESENTATIONS.

         (a) The Registered Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant. It is understood and agreed that the preceding sentence does not apply to, or limit the sale, pledge, distribution, offers for sale, transfer or other disposition of Warrant Stock after any exercise thereof pursuant to Section 1 hereof.

         (b) The Registered Holder hereby further represents and warrants to the Company with respect to the issuance of the Warrant and the purchase of the Warrant Stock as follows:

              (i) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Warrant is issued to the Registered Holder in reliance upon such Registered Holder's representation to the Company, which by such Registered Holder's execution of this Warrant such Registered Holder hereby confirms, that the Warrant will be acquired for investment for such Registered Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing such Warrant.

              (ii) KNOWLEDGE AND EXPERIENCE; ABILITY TO BEAR ECONOMIC RISKS. The Registered Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Warrant and such party is able to bear the economic risk of its investment in the Company (including a complete loss of its investment). The Registered Holder is an "accredited investor" as defined by Rule 501 of the Securities Act.

              (iii) RESALE. The Registered Holder understands that the Warrant being issued hereunder is characterized as a "restricted security" under the federal securities laws.

         (c) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change the Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

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         (d) The Company hereby represents and warrants to the Registered Holder as follows:

              (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

              (ii) The Company has requisite corporate right, power and authority (including the due authorization by all necessary corporate action) to enter into this Warrant and to perform its obligations hereunder without the need for the consent of any other person; and this Warrant has been duly authorized, executed and delivered and constitutes legal, valid and binding obligations of the Company enforceable against it in accordance with the terms hereof. The execution, delivery and performance of this Warrant by the Company do not contravene or violate any laws, rules or regulations applicable to it.

              (iii) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance, sale and delivery of the Warrant.

              (iv) The Warrant Stock, when issued and paid for in compliance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable.

               (v) The Company shall promptly secure the listing of the Warrant Stock upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Stock; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

               (vi) The Company shall deliver a prospectus supplement to the Registered Holder in connection with the issuance of the Warrant Stock.

4.       LOCK-UP AGREEMENT.

         (a) The Registered Holder hereby agrees not to sell or otherwise transfer, loan, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Warrant Stock without the prior written consent of the Company, for a period of thirty (30) days from the earlier of (a) the exercise of the Over-allotment Option by the underwriters or (b) the expiration of Over-allotment Option (the "Lock-Up Period"); provided, however, that the Lock-Up Period shall not exceed sixty (60) days from the closing of the Next Financing. The "Over-allotment Option" shall mean an option granted to the underwriters in the Next Financing to purchase additional shares of Common Stock, exercisable to cover over-allotments.


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         (b) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Warrant Stock subject to the foregoing restriction of the Registered Holder until the end of such period and may stamp each such certificate with the legend set forth in Section 6 below with respect to the shares of Warrant Shares subject to the foregoing restriction until the end of such thirty (30) day period.

  5. LIMITS ON SALES OF WARRANT STOCK. After this Warrant has been exercised and the Registered Holder has been issued the Warrant Stock, the Registered Holder may liquidate the Warrant Stock through the use of an investment banker or brokerage firm of the Registered Holder's choosing, subject to the following limitation: The Registered Holder shall only liquidate each trading day, public market sales not exceeding * percent (*%) of the average of the Company's daily trailing trading volume as reported by Bloomberg L.P., or any successor performing similar functions, for a period of 10 consecutive trading days immediately prior to the date of sale; provided, however, that the Registered Holder may liquidate shares beyond such limits if such sales are made where the following conditions have been satisfied: (1) the Company's Common Stock price is trading above the opening trade price as quoted on Nasdaq, and (2) the sale transaction is at a price per share in excess of the price per share of the preceding trade of the Company's Common Stock on Nasdaq.

     6. LEGEND. The certificates representing the Warrant Stock shall have affixed thereto a legend substantially in the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF AT LEAST 30 DAYS BUT NO MORE THAN 60 DAYS AND A LIMITATION ON SALES, AS SET FORTH IN A WARRANT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY."

     7. RESERVATION OF STOCK. The Company shall at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock or other stock or securities, as from time to time shall be issuable upon the exercise of this Warrant.

     8. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement, with surety if reasonably required, in an amount reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new warrant in a form substantially similar to this Warrant.

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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     9. MAILING OF NOTICES. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

     10. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business or affairs of the Company).

     11. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder.

     12. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the Company and the Registered Holder.

     13. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     14. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Registered Holder and their respective permitted successors and assigns (in the case of the Registered Holder, in accordance with Section 2 hereof).

     15. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof.

     16. REMEDIES. The Company and the Registered Holder each acknowledge that a breach by either party of their respective obligations hereunder will cause irreparable harm to the Company or the Registered Holder, as the case may be, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company and the Registered Holder each acknowledge that the remedy at law for a breach of either party's obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company or the Registered Holder of the provisions of this Warrant, that the Company or the Registered Holder, as the case may be, shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant, without the necessity of showing economic loss and without any bond or other security being required.



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GERON CORPORATION                           REGISTERED HOLDER


By:  /s/ Thomas B. Okarma                   By:  /s/ Richard T. Clark
   ---------------------------------           --------------------------------
Name: Thomas B. Okarma                      Name:    Richard T. Clark

Title:Chief Executive Officer                        Title:   Chief Executive
         and President                                    Officer and President
Address: Geron Corporation
         230 Constitution Drive             Address:  Merck & Co., Inc.
         Menlo Park, CA 94025                         One Merck Drive
                                                      P.O. Box 100
                                                      Whitehouse Station,
                                                      NJ 08889-0100

Dated:  July 14, 2005                                Dated:

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                                    EXHIBIT A

                                  PURCHASE FORM


To:      GERON CORPORATION

Date:    ___________________

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase shares of the Common Stock covered by such Warrant and herewith makes payment of $18,000,000, representing the full purchase price for such shares at the price per share provided for in such Warrant.

The undersigned hereby affirms and acknowledges the investment representations and warranties made in the Warrant are true and correct as of the date hereof, and accepts such shares subject to the restrictions set forth in the Warrant, copies of which are available from the Secretary of the Company.


Signature:  _______________________________________

Name:

Title:

Address:

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